Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

26-15

Investors:	Media:
Kip Rupp, CFA, IRC	Mili Gosar
Sean Eastman	FGS Global
Quanta Services, Inc.	(832) 640-7570
(713) 629-7600

QUANTA SERVICES ANNOUNCES PRICING OF SENIOR NOTES OFFERING

HOUSTON – August 3, 2026 – Quanta Services, Inc. (NYSE: PWR) (“Quanta”) announced today the pricing of its offering (the “Offering”) of (i) $500,000,000 aggregate principal amount of 4.850% senior notes due 2029 (the “2029 Notes”) at a price to the public 99.950% of their face value, (ii) $750,000,000 aggregate principal amount of 5.300% senior notes due 2033 (the “2033 Notes”) at a price to the public 99.757% of their face value, and (iii) $750,000,000 aggregate principal amount of 5.550% senior notes due 2036 (the “2036 Notes”, and together with the 2029 Notes and the 2033 Notes, the “Notes”) at a price to the public 99.696% of their face value. The Offering is expected to close on August 6, 2026, subject to the satisfaction of customary closing conditions. Quanta intends to use the net proceeds from the Offering for general corporate purposes, including the repayment of outstanding borrowings under its commercial paper program and its senior credit facility.

BofA Securities, Inc., Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, PNC Capital Markets LLC, Truist Securities, Inc., BMO Capital Markets Corp., Citizens JMP Securities, LLC and U.S. Bancorp Investments, Inc. acted as joint book-running managers for the Offering with respect to the 2029 Notes, BofA Securities, Inc., Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, PNC Capital Markets LLC, Truist Securities, Inc., Citizens JMP Securities, LLC, CIBC World Markets Corp. and RBC Capital Markets, LLC acted as joint book-running managers for the Offering with respect to the 2033 Notes and BofA Securities, Inc., Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, PNC Capital Markets LLC, Truist Securities, Inc., BMO Capital Markets Corp., BBVA Securities Inc. and BNP Paribas Securities Corp. acted as joint book-running managers for the Offering with respect to the 2036 Notes.

The Offering is being made pursuant to an effective shelf registration statement on Form S-3 previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 2, 2024, and only by means of a prospectus supplement and accompanying base prospectus. Copies of the prospectus supplement and accompanying base prospectus relating to the Offering may be obtained from BofA Securities, Inc., NC1-022-02-25, 201 North Tryon Street, Charlotte, North Carolina 28255-0001, Attention: Prospectus Department, Email: dg.prospectus_requests@bofa.com; Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, Minnesota 55402, Attention: WFS Customer Service, Email: wfscustomerservice@wellsfargo.com or toll-free at 1-800-645-3751; J.P. Morgan Securities LLC, telephone collect at 1-212-834-4533; PNC Capital Markets LLC, toll-free at 1-855-881-0697 or email: pnccmprospectus@pnc.com; and Truist Securities, Inc., Telephone 1-800 685-4786 or email TruistSecurities.prospectus@Truist.com. You may also obtain these documents free of charge by visiting the Electronic Data Gathering and Analysis Retrieval System (EDGAR) on the SEC’s website at www.sec.gov.

This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any offer, solicitation or sale of the Notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Quanta Services

Quanta is an industry leader in providing specialized infrastructure solutions to the utility, power generation, load center, communications, pipeline and energy industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining energy, load center and communications infrastructure. With operations throughout the United States, Canada, Australia and select other international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope.

Cautionary Statement About Forward-Looking Statements and Information

This press release (and any oral statements regarding the subject matter of this press release) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to the anticipated timing of the closing of the Offering and Quanta’s intended use of proceeds therefrom, as well as statements reflecting expectations, intentions, assumptions or beliefs about future events and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by a variety of known and unknown risks and uncertainties that are difficult to predict or beyond Quanta’s control, including, among others, those described in the prospectus supplement and accompanying base prospectus relating to the Offering and other risks and uncertainties detailed in Quanta’s Annual Report on Form 10-K for the year ended December 31, 2025, Quanta’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 and any other documents that Quanta files with the SEC. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through Quanta’s website at www.quantaservices.com or through EDGAR at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this press release.